EXHIBIT 13.1

CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Pacific Internet Limited (the “Company”) on Form 20-F for the fiscal year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify that to the best of our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ PHEY TECK MOH

Name:	Phey Teck Moh
Title	President and Chief Executive Officer
Date: July 3, 2007

By:	/s/ HO TUCK CHUEN

Name:	Ho Tuck Chuen
Title:	Chief Financial Officer
Date: July 3, 2007